As filed with the Securities and Exchange Commission on March 23, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CASTLEPOINT HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Victoria Hall

11 Victoria Street

Hamilton HM 11

Bermuda

(441) 294-6409

(Address of Principal Executive offices, including Zip Code)

CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 590-9330

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copy to:

Roslyn Tom, Esq.

Baker & McKenzie LLP

1114 Avenue of the Americas

New York, New York  10036

(212) 891-3971

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Shares, par value $0.01 per share	1,735,021(2)	$$15.86(3)	$27,517,433.1(3)	$844.8

(1)             Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of the Registrant’s Common Shares that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)             Represents shares issuable under the CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan.

(3)             Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, computed based upon the average of the high ($16.40) and low ($15.52) selling prices per share of the Registrant’s Common Shares on March 23, 2007 on the Nasdaq Global Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information

Not filed as part of this Registration Statement pursuant to the Note to Part 1 of Form S-8. The documents containing the information specified in this item have been or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed by CastlePoint Holdings, Ltd. (the “Company” or the “registrant”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “Commission”) are incorporated in this Registration Statement by reference, except as superseded or modified as described herein:

(a)                                The Company’s Prospectus, dated March 22, 2007 and filed on March 23, 2007 pursuant to Rule 424(b) of the Securities Act, which relates to the Company’s Registration Statement on Form S-1 (Registration No. 333-139939).

(b)                               Not applicable.

(c)                                The description of the Company’s common shares, par value $0.01 per share, included under the caption “Description of Share Capital” in the Prospectus forming a part of the Company’s Registration Statement on Form S-1, initially filed with the Commission on January 11, 2007 (Registration No. 333-139939), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on March 20, 2007.

In addition, all documents and other reports the Company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered by this registration statement have been sold or which deregisters all securities then remaining unsold, will be automatically incorporated by reference as of and from the date of filing. Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded will only be deemed to be a part of this registration statement as so modified or superseded.

Item 4. Description of Securities

Not applicable

Item 5. Interests of Named Experts and Counsel

Not applicable

Item 6. Indemnification of Directors and Officers

The Company is a Bermuda exempted company. Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Company has adopted provisions in our bye-laws that provide that it will indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director. The Company has purchased and maintain a directors’ and officers’ liability policy for such a purpose.

The form of Underwriting Agreement that is filed as Exhibit 1.2 to Company’s Registration Statement on Form S-1 (Registration No. 333-139939) provides for indemnification of directors and officers of the Company by the underwriters against certain liabilities.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein.

4.1                  Memorandum of Association of the Company*

4.2                  Amended and Restated Bye-Laws of the Company*

4.3                  Form of Common Share Certificate**

4.4                  CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan*

4.5                  Form of Stock Option Agreement for Executive Employee Recipients of Options under 2006 Long-Term Equity Compensation Plan*

4.6                  Form of Stock Option Agreement for Non-Employee Director Recipients of Options under 2006 Long-Term Equity Compensation Plan*

5.1                  Opinion of Conyers Dill & Pearman

23.1            Consent of PricewaterhouseCoopers (Bermuda)

23.2            Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1            Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of this Registration Statement)

*Previously filed on June 1, 2006 as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-134628).

**Previously filed on September 25, 2006 as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-134628).

Item 9. Undertakings

(a)           The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that  paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) that, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Company undertakes that in a primary offering of securities of the Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Company relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Company or used or referred to by the Company;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Company or its securities provided by or on behalf of the Company; and

(iv) Any other communication that is an offer in the offering made by the Company to the purchaser.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 23rd day of March, 2007.

CastlePoint Holdings, Ltd.

By:	/s/ MICHAEL H. LEE
Michael H. Lee
Chairman of the Board and
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Michael H. Lee, Gregory T. Doyle and Joel S. Weiner, and each of them, and with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that all said attorneys-in-fact and agents or any one of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL H. LEE	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	March 23, 2007
Michael H. Lee

/s/ JOEL S. WEINER	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 23, 2007
Joel S. Weiner

/s/ GREGORY T. DOYLE	President and Director	March 23, 2007
Gregory T. Doyle

/s/ WILLIAM A. ROBBIE	Director	March 23, 2007
William A. Robbie

/s/ ROBERT S. SMITH	Director	March 23, 2007
Robert S. Smith

/s/ MICHAEL H. LEE	Authorized Representative in the United States	March 23, 2007
Michael H. Lee

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Memorandum of Association of the Company*

4.2	Amended and Restated Bye-Laws of the Company*

4.3	Form of Common Share Certificate**

4.4	CastlePoint Holdings, Ltd. 2006 Long-Term Equity Compensation Plan*

4.5	Form of Stock Option Agreement for Executive Employee Recipients of Options under 2006 Long-Term Equity Compensation Plan*

4.6	Form of Stock Option Agreement for Non-Employee Director Recipients of Options under 2006 Long-Term Equity Compensation Plan*

5.1	Opinion of Conyers Dill & Pearman

23.1	Consent of PricewaterhouseCoopers (Bermuda)

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors of the Company to file future amendments (set forth on the signature page of this Registration Statement)

*Previously filed on June 1, 2006 as an exhibit to the Company’s Registration Statement on Form S-1, as amended (File No. 333-134628).

**Previously filed on September 25, 2006 as an exhibit to Amendment No. 1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-134628).